
EXHIBIT 21
SUBSIDIARIES OF REGISTRANT.

The  subsidiaries of the Company as of December 31, 1997, and the state in which each was organized are as scheduled below:
                                               State or
                                               Jurisdiction
                                               Under Laws of                 Name Under Which
Name of Subsidiaries                           Which Organized               Subsidiaries Do Business
--------------------                           ---------------               ------------------------
F&M Bank-Winchester                            Virginia                      F&M Bank-Winchester
    Big Apple Mortgage                                                          Big Apple Mortgage
    Company, Inc.(1)                           Virginia                           Company
    Winchester Credit                                                           Winchester Credit
       Corporation(1)                          Virginia                           Corporation
    Credit Bureau of                                                            Credit Bureau of
    Winchester, Inc.(1)                        Virginia                           Winchester
    Apple Title Company(1)                     Virginia                      Apple Title Company
    F&M/Shomo & Lineweaver                                                   F&M/Shomo & Lineweaver
       Insurance, Inc.                         Virginia                        Insurance
    F&M Financial Services, Inc.               Virginia                      F&M Financial Services

F&M Bank-Central Virginia                      Virginia                      F&M Bank-Central Virginia

F&M Bank-Massanutten                           Virginia                      F&M Bank-Massanutten

F&M Bank-Richmond                              Virginia                      F&M Bank-Richmond

F&M Bank-Martinsburg, Inc.                     West Virginia                 F&M Bank-Martinsburg

F&M Bank-Blakeley, Inc.                        West Virginia                 F&M Bank-Blakeley

F&M Bank-Keyser, Inc.                          West Virginia                 F&M Bank-Keyser

F&M Bank-Emporia                               Virginia                      F&M Bank-Emporia

F&M Bank-Peoples                               Virginia                      F&M Bank-Peoples

F&M Bank-Northern Virginia                     Virginia                      F&M Bank-Northern Virginia

F&M Bank-Allegiance, Inc.                      Maryland                      F&M Bank-Allegiance
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 (1) Winchester  Credit  Corporation,  Big Apple Mortgage Co., Inc., Apple Title
Company,  F&M/Shomo & Lineweaver  Insurance,  Inc., and F&M Financial  Services,
Inc., are  wholly-owned  subsidiaries of F&M  Bank-Winchester.  Credit Bureau of
Winchester is a wholly-owned  subsidiary of Winchester Credit  Corporation.  All other bank subsidiaries are wholly-owned by F&M National.